UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     In accordance with the previously announced agreement entered into on October 10, 2007, PlanetOut Inc. (“PlanetOut” or the “Company”) and its wholly-owned subsidiary, RSVP Productions, Inc., (“RSVP”) completed on December 14, 2007, the sale of the assets and certain enumerated liabilities of RSVP to Atlantis Events, Inc. (“Atlantis”), and Atlantis’ acquisition subsidiary, RSVP Vacations, LLC, for $2,150,000, which amount includes Atlantis’s commitment to spend no less than $450,000 in advertising across all of PlanetOut’s online and print media properties before June 30, 2010. PlanetOut has agreed, for a period of five years, not to own or manage any ship charter travel or resort charter business that sells travel productions or services directed primarily at the gay, lesbian, bisexual and transgender community and that are substantially similar to and compete with products or services developed, made or sold by Atlantis or RSVP at the time of closing. A copy of the agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed financial statements of PlanetOut Inc. reflecting the disposition of the RSVP assets and certain liabilities are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.
(d) Exhibits.
2.1* Business Purchase and Sale Agreement by and among RSVP Productions, Inc., PlanetOut Inc., Atlantis Events, Inc. and RSVP Vacations, LLC dated on October 10, 2007. Certain schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. PlanetOut will furnish supplementally a copy of any omitted schedule to the Commission upon request.
99.1 Unaudited pro forma condensed financial statements of PlanetOut Inc. reflecting the disposition of the RSVP assets and certain liabilities.

*	Confidential treatment has been requested for portions of this agreement, which portions have been filed separately with the Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: December 17, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer